UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2003

TRIDENT MICROSYSTEMS, INC.

(Exact name of registrant as specified in its charter)

0-20784
(Commission File Number)

Delaware	77-0156584
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

1090 E. Arques Avenue
Sunnyvale, California 94085
(Address of principal executive offices, with zip code)

(408) 991-8800
(Registrant’s telephone number, including area code)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS
Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
SIGNATURES
EXHIBIT INDEX
EXHIBIT 2.1
EXHIBIT 2.2
EXHIBIT 2.3
EXHIBIT 2.4
EXHIBIT 2.5
EXHIBIT 2.6
EXHIBIT 2.7
EXHIBIT 99.1

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

DESCRIPTION OF DISPOSITION OF ASSETS

On June 12, 2003, Trident Microsystems, Inc. (“the Company”) announced that it would merge its Graphics Division (“the Division”) in Sunnyvale, California with XGI Technology, Inc. (“XGI”), a company incorporated in Taiwan. XGI is a newly formed company to which Silicon Integrated System Corporation, a company incorporated in Taiwan, transferred its graphics business. The Company also announced on June 12, 2003 that, in connection with this transaction, it will initially own 30% of XGI.

On July 25, 2003, the Company closed the transaction and received cash consideration of approximately $13.1 million in connection with the transfer of its Division to XGI. The Company then made a 30% equity investment in XGI at a consideration of approximately $13.1 million.

The Division generated net sales of approximately $98.8 million and $17.6 million for the fiscal year ended June 30, 2002 and the nine-month period ended March 31, 2003, respectively. The Company estimates it will record a pre-tax gain of approximately $8.6 million related to the transaction in the first quarter of the fiscal year ending June 30, 2004.

The text of the press release concerning the transaction is attached to the Company’s Current Report on Form 8-K that was filed with the Securities and Exchange Commission on June 16, 2003. The above description of the transaction and agreements is qualified by reference to the complete text of the parties’ agreements, including the exhibits and schedules attached thereto.

Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(b)  Pro Forma Financial Information

The unaudited pro forma financial information is filed as Exhibit 99.1 of this current report to reflect the Company’s disposition of its Graphics Division. On June 12, 2003, the Company announced that it would transfer substantially all of the assets of the Division to XGI and receive 30% of common stock of XGI.

In accordance with the Statement of Financial Accounting Standards (“SFAS”) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” issued by the Financial Accounting Standards Board, the Company’s Graphics Division does not meet the criteria as a component of an entity in SFAS No. 144 and will not be presented in the Company’s future filings as discontinued operations.

The unaudited pro forma condensed consolidated financial statements have been adjusted to exclude the effect of the Graphics Division for each respective financial statement period. The adjustments presented in the pro forma condensed consolidated statements of operations represent the pro forma historical results for the Graphics Division assuming the disposition of the Graphics Division occurred on July 1, 2001 under the terms outlined in Item 2. The adjustments presented in the pro forma condensed consolidated balance sheet assumed the disposition of the Graphics Division occurred on March 31, 2003 under the terms outlined in Item 2.

The unaudited consolidated interim financial statements of the Division have been prepared in accordance with generally accepted accounting principles applicable to interim financial information and, in the opinion of management, include all adjustments necessary for a fair presentation of the financial information for such interim periods.

The unaudited pro forma consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the operating results or financial position that would have actually occurred if the disposition had been consummated as of the date indicated, nor are they necessarily indicative of future operating results or financial position.

(c)	Exhibits

2.1	Securities Purchase Agreement by and between XGI Technology Inc. and Trident Microsystems (Far East) Ltd., effective as of June 10, 2003.

2.2	Amendment to Securities Purchase Agreement, effective as of July 25, 2003, amending section 2.2 of the Securities Purchase Agreement.

2.3	Share Subscription Agreement by and between XGI Technology Inc. and Trident Microsystems (Far East) Ltd., effective as of June 10, 2003.

2.4	Asset Purchase Agreement by and between XGI Cayman Ltd. and Trident Microsystems (Far East) Ltd., effective as of June 10, 2003.

2.5	Amendment to Asset Purchase Agreement, effective as of July 25, 2003, amending Subsection (iv)(1) of Schedule 3.1(a)(i) of the Asset Purchase Agreement to read as follows: “1. Inventory. $0.7m of inventory relating to the Graphics Business held by Seller as of June 30, 2003.”

2.6	License Agreement by and between Trident Microsystems, Inc. and XGI Cayman Ltd., effective as of June 10, 2003.

2.7	Capitalization Agreement between TMFE and XGI dated June 30, 2003.

99.1	Pro Forma Financial Information

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 8, 2003

TRIDENT MICROSYSTEMS, INC.

/s/ Frank Lin

Frank C. Lin
President, Chief Executive Officer
and Chairman of the Board
(Principal Executive Officer)

/s/ Peter Jen

Peter Jen
Senior Vice President, Asia Operations and Chief
Accounting Officer (Principal Financial and
Accounting Officer)

EXHIBIT INDEX

Exhibit
Number	Description

2.1	Securities Purchase Agreement by and between XGI Technology Inc. and Trident Microsystems (Far East) Ltd., effective as of June 10, 2003.

2.2	Amendment to Securities Purchase Agreement, effective as of July 25, 2003, amending section 2.2 of the Securities Purchase Agreement.

2.3	Share Subscription Agreement by and between XGI Technology Inc. and Trident Microsystems (Far East) Ltd., effective as of June 10, 2003.

2.4	Asset Purchase Agreement by and between XGI Cayman Ltd. and Trident Microsystems (Far East) Ltd., effective as of June 10, 2003.

2.5	Amendment to Asset Purchase Agreement, effective as of July 25, 2003, amending Subsection (iv)(1) of Schedule 3.1(a)(i) of the Asset Purchase Agreement to read as follows: “1. Inventory. $0.7m of inventory relating to the Graphics Business held by Seller as of June 30, 2003.”

2.6	License Agreement by and between Trident Microsystems, Inc. and XGI Cayman Ltd., effective as of June 10, 2003.

2.7	Capitalization Agreement between TMFE and XGI dated June 30, 2003.

99.1	Pro Forma Financial Information